                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement       [ ]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2)

[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                            RURAL/METRO CORPORATION
                 (Name of Registrant as Specified In Its Charter)

                                DEAN P. HOFFMAN
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                             RURAL/METRO CORPORATION



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 20, 1997




         The Annual Meeting of Stockholders of Rural/Metro Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m. (local time), on November 20, 1997, at the offices of the Company, 8401 East Indian School Road, Scottsdale, Arizona, for the following purposes:

         1. To elect three directors for a three-year term expiring in 2000.

         2. To approve an amendment to the Company's Second Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, from 23,000,000 to 70,000,000 and to increase the number of authorized shares of Preferred Stock, par value $.01 per share, from 2,000,000 to 5,000,000.

         3. To approve an amendment to the Employee Stock Purchase Plan (the "ESPP") to increase the shares of the Company's Common Stock that may be issued pursuant to the ESPP from 150,000 to 450,000 shares.

         4. To approve an amendment to the 1992 Stock Option Plan (the "1992 Plan") to increase the shares of the Company's Common Stock that may be issued pursuant to the 1992 Plan from 3,390,750 to 6,000,000 shares.

         5. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending June 30, 1998.

         6. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on October 10, 1997 are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

                                   Sincerely,



                                   Louis G. Jekel
                                   Secretary
Scottsdale, Arizona
October _____, 1997

                             RURAL/METRO CORPORATION
                          8401 EAST INDIAN SCHOOL ROAD
                            SCOTTSDALE, ARIZONA 85251



                                 PROXY STATEMENT


                            VOTING AND OTHER MATTERS

GENERAL

         The enclosed proxy is solicited on behalf of Rural/Metro Corporation, a Delaware corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. (local time), on November 20, 1997 (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the offices of the Company, 8401 East Indian School Road, Scottsdale, Arizona.

         These proxy solicitation materials were first mailed on or about October ___, 1997, to all stockholders entitled to vote at the Meeting.

VOTING SECURITIES AND VOTING RIGHTS

         Stockholders of record at the close of business on October 10, 1997 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 13,478,441 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock").

         The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote is required: (i) to elect three directors for a three-year term expiring in 2000; (ii) to approve an amendment to the Company's Second Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, from 23,000,000 to 70,000,000 and to increase the number of shares of authorized shares of Preferred Stock, par value $.01 per share, from 2,000,000 to 5,000,000; (iii) to approve an amendment to the Employee Stock Purchase Plan ("ESPP") to increase the shares of the Company's Common Stock that may be issued pursuant to the ESPP from 150,000 to 450,000 shares; (iv) to approve an amendment to the 1992 Stock Option Plan (the "1992 Plan"), to increase the shares of the Company's Common Stock that may be issued pursuant to the 1992 Plan from 3,390,750 to 6,000,000 shares; and (v) to ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending June 30, 1998.

         Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

         When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted: (i) "for" the election of the nominees set forth in this Proxy Statement; (ii) "for" the amendment to the Company's Second Restated Certificate of Incorporation; (iii) "for" the amendment to the ESPP;
(iv) "for" the amendment to the 1992 Plan; and (v) "for" the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending June 30, 1998.

REVOCABILITY OF PROXIES

         Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

SOLICITATION

         The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

ANNUAL REPORT AND OTHER MATTERS

         The 1997 Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the activities of the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials. The information contained in the "Report of the Human Resource/Compensation/Organization Committee of the Board of Directors" below and "Company Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The Company will provide, without charge to each stockholder of record as of the Record Date, a copy of the Company's annual report on Form 10-K for the year ended June 30, 1997 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth in this Proxy Statement.

                              SECURITY OWNERSHIP OF
                        PRINCIPAL STOCKHOLDERS, DIRECTORS
                                  AND OFFICERS

         The following table sets forth certain information with respect to beneficial ownership of the Common Stock on October 10, 1997 by: (i) each director and each nominee for director; (ii) the Named Executive Officers (as defined herein) set forth in the Summary Compensation Table under the section entitled "EXECUTIVE COMPENSATION;" (iii) all directors and executive officers of the Company as a group; and (iv) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                                         AMOUNT
                                                       BENEFICIALLY
                                                          OWNED
NAME OF BENEFICIAL OWNER                                (1)(2)(3)        PERCENT
--------------------------------------------------------------------------------
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Warren S. Rustand(4) ...........................          171,750          1.3%
James H. Bolin(5) ..............................          251,172          1.8
Cor J. Clement(6) ..............................           23,750            *
Robert T. Edwards(7) ...........................          173,946          1.3
Louis G. Jekel(8) ..............................          144,013          1.1
Robert E. Ramsey, Jr. ..........................          769,641          5.7
William C. Turner(9) ...........................           23,000            *
Louis A. Witzeman(10) ..........................          132,498          1.0
Henry G. Walker ................................                0            *
John E. Stuart(11) .............................           76,307            *
Mark E. Liebner(12) ............................          178,284          1.3


Executive officers and directors as a group
  (14 persons) .................................        2,059,083         14.4%

5% STOCKHOLDERS:
ESOP(12) .......................................        1,052,179          7.8%


*        Less than one percent

(1) Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes shares of Common Stock issuable to the identified person pursuant to stock options that may be exercised within 60 days after October 10, 1997. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other stockholders.

(3) Excludes 29,298, 22,914, and 5,661 fully vested shares held by the ESOP for the benefit of Messrs. Bolin, Edwards and Jekel, respectively, and 45, 1,030 and 235 shares held by the ESOP for the benefit of Messrs. Rustand, Liebner and Stuart, respectively, that are 0%, 80% and 60% vested, respectively. Such persons have sole voting power with respect to the shares held in their account by the ESOP.

(4) Includes 143,750 shares of Common Stock issuable upon exercise of stock options.

(5) Includes 131,818 shares of Common Stock issuable upon exercise of stock options and 119,354 shares held by the Bolin Revocable Trust UA dated February 27, 1996, James H. Bolin and Sandra L. Bolin, Trustees.

(6) Includes 5,000 shares held by a partnership of which Mr. Clement is the beneficial owner and 6,250 shares of Common Stock issuable upon exercise of stock options.

(7) Includes 142,981 shares of Common Stock issuable upon exercise of stock options.

(8) Includes 62,500 shares of Common Stock issuable upon exercise of stock options and 81,336 shares held by a partnership of which Mr. Jekel is the beneficial owner.

(9) Includes 15,000 shares of Common Stock issuable upon exercise of stock options.

(10) Includes 29,562 shares held by the Louis A. Witzeman, Jr. Family Investment Limited Partnership, of which 150 shares are held for the benefit of other family members. Also includes 56,875 shares of Common Stock issuable upon the exercise of stock options.

(11) Includes 53,042 shares of Common Stock issuable upon exercise of stock options.

(12) Includes 117,014 shares of Common Stock issuable upon exercise of stock options.

(13) The address of the Rural/Metro Corporation Employee Stock Ownership Plan (the "ESOP") is c/o Rural/Metro Corporation, 8401 East Indian School Road, Scottsdale, Arizona 85251.



                           PROPOSAL TO ELECT DIRECTORS

NOMINEES

         The Company's Restated Certificate of Incorporation provides that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. Presently, the number of directors is fixed at nine and that number of directors is divided into three classes, with one class standing for election each year for three-year terms. The Board of Directors has nominated Warren S. Rustand, Cor J. Clement and Henry G. Walker for re-election as Class III directors for three-year terms expiring in 2000 or until their respective successors are elected and qualified.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. In the event that any of the nominees is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for a nominee, if any, designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director.

         The Board of Directors recommends a vote "For" the nominees named herein.

         The following table sets forth certain information regarding the directors and nominees for directors of the Company:

                                                                                                                TERM
           NAME                  AGE                                 POSITION                                  EXPIRES
           ----                  ---                                 --------                                  -------
Warren S. Rustand                54       Chairman of the Board, Chief Executive Officer and                    1997
                                          Director (1)(2)(3)

Cor J. Clement                   49       Vice Chairman of the Board and Director (5)                           1997

James H. Bolin                   45       President and Director (3)                                            1999

Robert T. Edwards                57       Executive Vice President and Director (3)                             1998

Robert E. Ramsey, Jr.            51       Senior Vice President and Director                                    1998

Louis G. Jekel                   56       Secretary and Director                                                1999

William C. Turner                68       Director (1)(2)(3)(4)(5)                                              1999

Louis A. Witzeman                72       Director (2)(4)                                                       1998

Henry G. Walker                  50       Director (1)(4)(5)                                                    1997




(1)   Member of the Human Resource/Compensation/Organization Committee.

(2)   Member of the Nominating Committee.

(3)   Member of the Executive Committee.

(4)   Member of the Audit Committee.

(5)   Member of the Senior Committee.

         In March 1995, the Board of Directors established an Office of Chief Executive; it is currently comprised of three members, Mr. Rustand, Mr. Bolin, and Mr. Edwards. The Office of Chief Executive oversees the operation and management of the Company and develops and implements strategic and long-range planning for the Company.

         Warren S. Rustand has served as Chief Executive Officer of the Company since August 1996, Chairman of the Board of Directors since May 1994, and a member of the Board of Directors since August 1993. He also is member of the Office of Chief Executive. Mr. Rustand has been Chairman and Chief Executive Officer of The Cambridge Company, Ltd., a merchant banking and management consulting firm, since 1987. He has served as Chairman of Health Partners of Arizona, a managed care provider, since February 1996. Mr. Rustand is also Chairman of an additional company and director of four companies, including LucasVarity PLC, a New York Stock Exchange listed company. Mr. Rustand served as appointments secretary to President Ford from 1974 to 1976, and as special assistant to Mr. Ford while he was Vice President in 1973 and 1974.

         Cor J. Clement has served as a member of the Board of Directors since May 1992, and as Vice Chairman of the Board of Directors since August 1994. Mr. Clement served as the President and Chief Executive Officer of NVD, an international provider of security and industrial fire protection services headquartered in the Netherlands, from February 1980 until January 1997.

         James H. Bolin has served as the President of the Company since March 1995 and a member of its Board of Directors since February 1981. He also is a member of the Office of Chief Executive. Mr. Bolin served as Senior Vice President-Ambulance Services of the Company from October 1991 until March 1995, Chief Financial Officer from October 1988 through September 1991, Senior Vice President-Finance from August 1986 through September 1988, and Vice President-Finance from April 1981 through July 1986. Mr. Bolin also is the Chairman and Treasurer of the Rural/Metro ESOP Administrative Committee. Mr. Bolin is a certified public accountant. Mr. Bolin will retire from his full-time duties as President effective January 1, 1998. He will remain with the Company in a part-time capacity and as a member of the Company's Board of Directors.

         Robert T. Edwards has served as Executive Vice President of the Company since October 1995 and a member of the Board of Directors since May 1993. He also is a member of the Office of Chief Executive. He served as Senior Vice President-Fire Protection Services from August 1991 until October 1995. He served as Vice President and General Manager of the Company's Maricopa County operations from February 1989 to August 1991, and as Vice President from July 1986 until August 1991. From 1978 to July 1986, Mr. Edwards served in various capacities with the Company.

         Robert E. Ramsey, Jr. has served as Senior Vice President of the Company and as a member of the Board of Directors since June 1997. Mr. Ramsey is President and Chief Executive Officer of SW General, Inc. and affiliated companies, which he founded in 1982. He is currently President of the Arizona Ambulance Association. SW General, Inc. and affiliated companies were purchased by the Company in June 1997.

         Louis G. Jekel has served as Secretary of the Company and as a member of the Board of Directors of the Company since 1968. Mr. Jekel directs the Company's Wildland Fire Protection Operations with the State of Arizona and the federal government. Mr. Jekel is also the Secretary of the Rural/Metro ESOP Administrative Committee. Mr. Jekel is a partner in the law firm of Jekel & Howard in Scottsdale, Arizona.

         William C. Turner has been a member of the Board of Directors of the Company since November 1993. Mr. Turner is currently Chairman and Chief Executive of Argyle Atlantic Corporation, an international merchant banking and management consulting firm; Chairman of the Avon International Advisory Council for Avon Products, Inc.; a director of the Goodyear Tire & Rubber Company; a director of Microtest, Inc. and a trustee and executive committee member of the United States Council for International Business. Mr. Turner is also a former United States Ambassador and permanent representative to the Organization for Economic Cooperation and Development. Since returning to the United States from his ambassador post in Paris, Mr. Turner has served on the boards of directors and/or international advisory councils of ten major listed corporations.

         Louis A. Witzeman is the founder of the Company. Mr. Witzeman has served as a member of the Board of Directors since the Company's formation in 1948, currently serving as Chairman of the Board Emeritus. Mr. Witzeman served as Chief Executive Officer of the Company until his retirement in 1980.

         Henry G. Walker has been a member of the Board of Directors of the Company since September 1997. Since April 1997, he has served as President and Chief Executive Officer of the Sisters of Providence Health System, comprised of hospitals, long-term care facilities, physician practices, managed care plans, and other health and social services. From 1996 to March 1997, Mr. Walker served as President and Chief Executive Officer of Health Partners of Arizona, a state-wide managed care company. From 1992 to 1996, he served as President and Chief Executive Officer of TMCare, a healthcare delivery system. Mr. Walker is a member of the National Advisory Council of the Healthcare Forum.

         Directors hold office until their successors have been elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the directors or officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's bylaws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. As of October 1, 1997, the Board of Directors had appointed the following standing committees: a Human Resource/Compensation/Organization Committee; a Nominating Committee; an Executive Committee; an Audit Committee; and a Senior Committee.

         The Human Resource/Compensation/Organization Committee. The Human Resource/ Compensation/Organization Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The Human Resource/Compensation/Organization Committee also reviews the succession planning for key executive personnel, monitors employee relations issues and oversees senior management structure. The Committee held three formal meeting during the fiscal year ended June 30, 1997.

         Nominating Committee. The Company's Nominating Committee met separately at three formal meetings during the fiscal year ended June 30, 1997. The Nominating Committee reviews credentials of existing and prospective directors and selects classes of directors.

         Executive Committee. The Company's Executive Committee met separately at four formal meetings during the fiscal year ended June 30, 1997. The Executive Committee acts as a liaison between management and the Board of Directors. At times the Board of Directors empowers the Executive Committee to take certain actions on behalf of the Board of Directors between regularly scheduled meetings.

         Audit Committee. The Company's Audit Committee met separately at one formal meeting during the fiscal year ended June 30, 1997. The Audit Committee reviews the annual financial statements and significant accounting issues and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other audit related matters that may arise during the year.

         Senior Committee. The Senior Committee's function is to administer the 1992 Plan. The 1992 Plan requires that the Senior Committee be comprised of two or more disinterested directors. The Senior Committee met separately at _______ formal meeting during the fiscal year ended June 30, 1997.

         The Board of Directors of the Company held a total of six meetings during the fiscal year ended June 30, 1997. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director was a member.

DIRECTOR COMPENSATION AND OTHER INFORMATION

         Officers of the Company who serve on the Board of Directors receive no additional compensation. The Company paid a director's fee in fiscal 1997 to Mr. Clement of $45,000 plus reimbursement for expenses for each Board or committee meeting attended. Messrs. Jekel and Witzeman receive compensation for consulting services, which includes serving on the Board of Directors. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The Company pays all of its other non-employee Board members an annual retainer of $15,000 plus $1,000 for each Board meeting attended, $500 for each Board meeting participated in telephonically, $500 for each committee meeting attended, and $250 for each committee meeting participated in telephonically. The Company also pays $2,500 annually to any non-employee chairman of each of the committees of the Board of Directors. Under the terms of the Company's 1992 Plan, non-employee directors receive (i) stock options to purchase 10,000 shares upon their first election to the Board of Directors and options to purchase 2,500 shares at the meeting of the Board of Directors held immediately after the annual meeting of stockholders (except that the Chairman of the Board will receive stock options to acquire 5,000 shares), and (ii) each year each non-employee Board member will receive stock options to acquire a number of shares equal to 1,000 shares for each $0.05 increase in the Company's earnings per share over the previous fiscal year (subject to a maximum of 5,000 shares of stock per non-employee Board member).

         In fiscal 1997, the Company granted options to Messrs. Rustand, Bolin, Edwards, Jekel, Turner, and Witzeman to purchase 22,500, 55,181, 49,230, 7,500, 7,500 and 7,500 shares of Common Stock, respectively, at exercise prices of $32.25 to $36.25 per share.


                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

         The following table sets forth the total compensation received for services rendered in all capacities to the Company for the fiscal years ended June 30, 1995, 1996 and 1997 by the Company's Chief Executive Officer, and its four most highly compensated officers whose aggregate cash compensation exceeded $100,000 (together the "Named Executive Officers").



                           SUMMARY COMPENSATION TABLE

                                                                                                         Long-Term Compensation
                                                                                              -------------------------------------
                                                      Annual Compensation                              Awards               Payouts
                                       ----------------------------------------------------   -------------------------     -------
                                                                                              Restricted
                                                                               Other Annual      Stock       Securities        LTIP
Name and                                                                       Compensation     Award(s)     Underlying      Payouts
Principal Position                     Year       Salary ($)        Bonus($)      ($)(1)         ($)(2)      Options (#)       ($)
------------------                     ----       ----------        --------   ------------   ----------     -----------     -------

Warren Rustand(8)                      1997       $386,000(4)       $172,317(5)     --               --        22,500           --
Chief Executive Officer                1996       $306,250(6)       $321,871        --         $660,000       250,000           --

James H. Bolin(8)                      1997       $219,648          $ 26,358        --               --        55,181           --
President                              1996       $211,200                --        --               --        32,500           --
                                       1995       $180,303          $ 95,401        --               --        27,500           --


Robert T. Edwards(8)                   1997       $217,000          $ 21,766        --               --        49,230           --
Executive Vice President               1996       $184,288                --        --               --        27,500           --
                                       1995       $170,000          $ 74,665        --               --        27,500           --


John E. Stuart                         1997       $171,092          $ 29,470        --               --        18,750           --
Senior Vice President                  1996       $180,730          $  2,972        --               --        10,000           --
                                       1995       $173,250          $ 44,271        --               --        27,500           --


Mark E. Liebner                        1997       $163,474          $ 27,797        --               --        34,763           --
Senior Vice President, Chief           1996       $157,736                --        --               --        27,500           --
Financial Officer and Treasurer        1995       $144,200          $ 46,080        --               --        25,000           --


                                        All Other
Name and                              Compensation
Principal Position                        ($)(3)
------------------                    ------------

Warren Rustand(7)                     $105,000
Chief Executive Officer               $105,000(7)

James H. Bolin(7)                     $  3,000
President                             $  3,000
                                      $  3,000


Robert T. Edwards(7)                  $  3,000
Executive Vice President              $  3,000
                                      $  1,642


John E. Stuart                        $  3,000
Senior Vice President                 $  3,000
                                      $  3,000


Mark E. Liebner                       $  3,000
Senior Vice President, Chief          $  3,000
Financial Officer and Treasurer       $  2,884

(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the Named Executive Officers except as noted.

(2) Fair market value at October 17, 1995 based upon the closing price of the Company's Common Stock of $24.00 per share. At June 30, 1997, Messrs. Rustand, Bolin, Edwards, Stuart and Liebner held 27,500, 12,500, 12,500, 12,500 and 52,500 shares of Common Stock, respectively, subject to certain transfer and forfeiture restrictions. The fair market value of such shares at June 30, 1997 was $798,359, $362,891, $362,891, $362,891, and
     $1,524,141, respectively. See "EXECUTIVE COMPENSATION -- EMPLOYMENT AGREEMENTS AND STOCK GRANT AGREEMENTS."

(3) Unless otherwise indicated, consists of Company-matching contributions to the Company's 401(k).

(4) Includes $100,000 in salary earned by Mr. Rustand in fiscal 1997 but deferred to a future year.

(5) Includes $126,557 cash award made to Mr. Rustand in fiscal 1997 to pay the tax liability in connection with the vesting of a previously awarded stock grant.

(6) Includes $100,000 in salary earned by Mr. Rustand in fiscal 1996 but deferred to a future year.

(7) The Company paid $105,000 and 102,000 in insurance premiums in each of fiscal 1996 and fiscal 1997 pursuant to an agreement with Mr. Rustand to assist in purchasing split dollar life insurance.

(8) Mr. Rustand became Chief Executive Officer of the Company in August 1996. Messrs. Rustand, Bolin and Edwards were members of the Office of Chief Executive during fiscal 1997.

OPTION GRANTS

         The following table represents the options granted to the Named Executive Officers in the last fiscal year and the value of such options.



                        OPTION GRANTS IN LAST FISCAL YEAR



                                                  Individual Grants
                                       --------------------------------------------------      Potential Realizable
                                                       Percent                                   Value at Assumed
                                        Number of      of Total                                Annual Rates of Stock
                                       Securities      Options                                Price Appreciation for
                                       Underlying    Granted to    Exercise or                    Option Term(3)
                                         Options    Employees in   Base Price   Expiration    ----------------------
                                       Granted(#)    Fiscal Year     ($/Sh)        Date         5%($)         10%($)
                                       ----------   ------------   -----------  ----------    ----------    --------


Warren Rustand........................  22,500(1)        2%         $32.25         2006      $  456,342   $1,156,459

James H. Bolin........................  55,181(1)        6%         $32.25         2006      $1,114,173   $2,836,204

Robert T. Edwards ....................  49,230(1)        5%         $32.25         2006      $  998,476   $2,530,333

John E. Stuart .......................  18,750(1)        2%         $32.25         2006      $  380,285   $  963,716

Mark E. Liebner.......................  34,763(1)        4%         $32.25         2006      $  705,050   $1,768,755

(1)   The options became exercisable in August 1997.

(2) Calculated from a base price equal to the exercise price of each option, which was the fair market value of the Common Stock on the date of grant. The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings cannot be predicted, and there can be no assurance that the gains set forth on the table will be achieved.

OPTION EXERCISES AND HOLDINGS

         The following table represents certain information respecting the options held by the Named Executive Officers.

                         AGGREGATED OPTION EXERCISES IN
                              LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                 Number of Securities                Value of Unexercised
                                Shares                          Underlying Unexercised               In-the-Money Options
                              Acquired on       Value       Options at Fiscal Year-End (#)         at Fiscal Year-End ($)(2)
                                Exercise       Realized     ------------------------------         -------------------------
Name                              (#)           ($)(1)      Exercisable     Unexercisable        Exercisable        Unexercisable
--------                         -----         --------     -----------     -------------        -----------        -------------
Warren S. Rustand.........          --               --         71,250          222,500             498,164            1,006,250

James H. Bolin............      63,334        1,721,284         73,751           70,566             671,588              212,630

Robert T. Edwards.........      18,750          506,719         89,585           65,895           1,097,763              238,869

John E. Stuart............       8,625          163,875         42,626           31,249             448,147              151,420

Mark E. Liebner...........         --             --            76,001           53,512             844,221              282,615


(1) Calculated based on the market price at exercise multiplied by the number of options exercised less the total exercise price of the options exercised.

(2) Calculated based on $29.03125, which was the closing sales price of the Common Stock as quoted on the Nasdaq National Market on June 30, 1997, multiplied by the number of applicable shares in-the-money less the total exercise price.


EMPLOYMENT AGREEMENTS AND STOCK GRANT AGREEMENTS

         Employment agreements with Messrs. Rustand and Edwards expire in December 1998. Mr. Stuart's and Mr. Liebner's employment agreements expire in December 1997. Mr. Bolin's employment agreement will expire on January 1, 1998. Mr. Bolin has entered into a consulting agreement which will become effective on January 2, 1998 and expire on January 1, 2002. Subject to annual review of the Human Resources/Compensation/ Organization Committee of the Board of Directors, each agreement provides for a base salary (which currently are as follows: Mr. Rustand, $314,600, Mr. Bolin, $250,000, Mr. Edwards, $250,000, Mr. Stuart,
$170,000, and Mr. Liebner, $175,000), and entitles the executive to participate in stock option plans and other generally available benefit programs.

         Each executive participates in the Company's management incentive program that provides bonuses to executive officers and other members of management based upon the Company achieving certain financial and operating goals as well as the achievement of individual objectives established for each participant. In addition, Mr. Rustand's employment agreement provides that he will receive a credit of $100,000 per year in deferred compensation and reimbursements for certain housing, travel, moving and other expenses incurred in Phoenix and Tucson in connection with Mr. Rustand's employment with the Company. In conjunction with his employment agreement, Mr. Rustand received (i) a grant of 27,500 shares of restricted stock vesting over four and one-half years under the 1992 Plan pursuant to a Restricted Stock Agreement together with a cash award as shares vest in an amount sufficient to pay associated federal and state income taxes, and (ii) a grant of options to purchase 250,000 shares of the Company's stock vesting over five years under the 1992 Plan. The Company is required to assist in purchasing a life insurance contract up to $2,000,000 pursuant to a split dollar life insurance agreement.

         Each employment agreement also provides that the executive will receive his or her base salary plus certain benefits for two years (18 months for Mr. Stuart and one year for Mr. Liebner) if the agreement is not renewed and for the longer of the duration of the contract or two years (18 months for Mr. Stuart, one year for Mr. Liebner) if the executive's employment is terminated without cause or, in the case of Messrs. Rustand, Bolin, Edwards and Liebner, if such persons terminate the agreement for good reason or should become disabled. In addition, each agreement provides for the Company to indemnify the executive for certain liabilities arising from actions taken within the scope of employment. Each employment agreement contains restrictive covenants pursuant to which the executive has agreed not to compete with the Company or to solicit any clients or employees of the Company for a period of two years after the executive's employment ceases.

         Change of control agreements entered into by Messrs. Rustand, Bolin, Edwards, Stuart and Liebner (the "Change of Control Agreements") provide that in the event of a change of control and the surviving entity or individuals in control do not offer such persons employment, terminate their employment, or such persons terminate their employment for good reason, including a reduction of their respective duties and/or salary or the surviving entity's failure to assume their respective employment and change of control agreements, such persons will receive two years' severance pay (18 months for Stuart) plus certain benefits, including the acceleration of exercisability of their stock options or the payment of the value of such stock options in the event they are not accelerated or replaced with comparable options. For purposes of the Change of Control Agreements, a "change of control" includes (i) the acquisition of beneficial ownership by certain persons, acting alone or in concert with others, of 30% or more of the combined voting power of the Company's then outstanding voting securities; (ii) during any two-year period, Board members of the Company at the beginning of such period cease to constitute at least a majority thereof (except that any new Board member approved by at least two-thirds of the Board members then still in office, who were directors at the beginning of such period, is considered to be a member of the current Board); or (iii) approval by the Company's shareholders of certain reorganizations, mergers, consolidations, liquidations or sales of all or substantially all of the Company's assets. Mr. Bolin's Change of Control Agreement will terminate on January 1, 1998.

         In conjunction with their employment agreements, each of the Named Executive Officers entered into a Conditional Stock Grant Agreement (the "Stock Grant Agreement"). Each Stock Grant Agreement provided for the issuance of shares of Common Stock subject to certain transfer and forfeiture restrictions and restricts the executive from transferring any shares issued thereunder until the lapse of the forfeiture restrictions. Each stock grant agreement also provides for the forfeiture of all shares issued to the executive thereunder if the executive leaves the employ of the Company for any reason within the two-year period after the date of the agreement and for the forfeiture of certain shares after such period if the executive violates the noncompetition or nonsolicitation covenants contained in the executive's employment agreement.

         Mr. Bolin's consulting agreement provides that he will be employed by Rural/Metro as a special consultant and will serve the balance of his term on the Board of Directors. The consulting agreement further provides for an annual salary of $100,000. Payment of salary will continue for the term of the agreement if Mr. Bolin is terminated without cause or if Mr. Bolin terminates the agreement for good reason and will continue for 12 months if Mr. Bolin should become disabled. The agreement will not alter or modify the Conditional Stock Grant and Repurchase Agreement Mr. Bolin entered into on May 14, 1993, nor will it alter or modify prior stock option agreements entered into by Mr. Bolin. The agreement provides for the same non-compete and non-solicitation provisions as contained in the employment agreements described above. The agreement provides that in the event of a change in control, amounts due under the agreement will be calculated and paid in one lump sum within thirty days of the effective date of the change in control. Change in control is defined the same as in the Change of Control Agreements discussed above.

EMPLOYEE STOCK OWNERSHIP PLAN

         The ESOP is a tax-qualified employee stock ownership trust for the benefit of current and former employees age 21 or over of the Company and its subsidiaries. The ESOP was established in 1978 through the purchase from Louis
A. Witzeman, the Company's founder, of approximately 63% of the then outstanding Common Stock of the Company in exchange for real estate and a note in the principal amount of $728,000, with interest at 10% per annum, which note has been paid in full. From time to time since the establishment of the ESOP, the Company has contributed newly issued shares and treasury shares of Common Stock and cash as employer contributions. The ESOP has used such cash contributions to pay the note to Mr. Witzeman and to repurchase shares of Common Stock distributed from the ESOP. Cash contributions of $298,500, $171,000, $30,000, and 200,000 were made for the fiscal years ended June 30, 1992, 1993, 1995, and 1997, respectively. Stock contributions of 11,685, 4,364 and 5,300 shares were made for the fiscal years ended June 30, 1995, 1996, and 1997 respectively. As of June 30, 1997, there were 8,768 participants in the ESOP. Julian F. Weltsch is the Trustee of the ESOP. The Company's ESOP Administrative Committee is responsible for directing the Trustee in the general administration of the ESOP. With respect to the shares of Common Stock of the Company held by the ESOP, the participants in the ESOP are authorized to control how votes are cast by giving instructions to the Trustee. Each participant may control the voting of such shares in the proportion which the value of that participant's benefit in the ESOP fund bears to the total value of all benefits therein. The ESOP permits any fully vested employee to receive an in-service distribution of up to 50% of his or her account balance while employed by the Company. An in-service distribution results in deferment of the receipt of the balance of such employee's account until three years after retirement or termination of employment. Participants in the ESOP otherwise may only request distribution of their ESOP account balance in shares of Common Stock under certain circumstances including termination of employment, early retirement, retirement, death and disability. In fiscal 1997, 25,663 shares were so distributed. In addition, upon completion of 10 plan years of service and attainment of age 55, participants have the right to direct the investment of 25% of their accounts into other diversified investments. Each participant's account vests 20% after three years of service and 20% each additional year thereafter.

1989 STOCK OPTION PLAN

         The 1989 Stock Option Plan (the "1989 Plan") provides for the granting of nonqualified stock options. Options may be issued to key employees and directors of the Company or its subsidiaries ("Eligible Persons"). There are currently options outstanding to acquire 225,650 shares of the Company's Common Stock under the 1989 Plan. No more options will be issued under the 1989 Plan. The expiration date, maximum number of shares purchasable and the other provisions of the Options, including vesting provisions, were established at the time of grant. Options were granted for terms of up to 10 years and become exercisable in whole or in one or more installments at such time as was determined by the Plan Administrator upon the grant of the Options. Exercise prices of Options shall be the fair market value of the Common Stock at the time of the grant. In the event of a change in control of the Company, all options will be terminated and the optionholder must be paid in cash the difference between the fair market value of his or her options and their exercise price.

1992 STOCK OPTION PLAN

         The 1992 Stock Option Plan (the "1992 Plan") provides for the granting of options to acquire Common Stock of the Company, the direct granting of Common Stock of the Company, the granting of stock appreciation rights, or the granting of other cash awards. The 1992 Plan is more fully discussed at "PROPOSAL TO AMEND THE COMPANY'S 1992 STOCK OPTION PLAN."

EMPLOYEE STOCK PURCHASE PLAN

         The Employee Stock Purchase Plan (the "ESPP") allows eligible employees to purchase shares of Common Stock at a discount through periodic payroll deductions. The ESPP is more fully discussed at "PROPOSAL TO AMEND THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN."

401(k) PLAN

         The Company has a contributory retirement plan (the "401(k) Plan") for the majority of its employees with at least one year of service. The 401(k) Plan is designed to provide tax-deferred income to the Company's employees in accordance with the provisions of Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

         The 401(k) Plan provides that each participant may contribute up to 12% of his or her salary (not to exceed the statutory limit). The Company has historically elected to make a fixed matching contribution to each participant's account of up to 2% of total annual cash compensation received by respective participants and a discretionary matching contribution in an amount equal to a percentage determined by the Board of Directors of the contribution made by participants. Discretionary matching contributions vest over a period of seven years. All contributions by participants and fixed matching contributions of the Company vest immediately. Under the terms of the 401(k) Plan, the Company also may make discretionary profit sharing contributions. Profit sharing contributions are allocated among participants based on their annual compensation. Each participant has the right to direct the investment of his or her funds among certain named plans.

         Upon death, disability, retirement or the termination of employment, participants may elect to receive periodic or lump sum payments. Additionally, amounts may be withdrawn in cases of demonstrated hardship. Amounts contributed to the 401(k) Plan by the Company for the Named Executive Officers are set forth in the Summary Compensation Table under the caption "EXECUTIVE COMPENSATION."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended June 30, 1997, the Company's Human Resource/Compensation/Organization Committee consisted of Mr. Rustand, the Company's Chief Executive Officer and a director, and Messrs. Clement and Turner, currently directors of the Company.


                        COMPLIANCE WITH SECTION 16 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms received by it during the fiscal year ended June 30, 1997, and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year or prior fiscal years except that Mr. Clement, a director, filed a Form 4 late with respect to a private sale of 1,000 shares.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company paid approximately $139,000 for the fiscal year ended June 30, 1997 for legal services to Jekel & Howard, attorneys at law, of which Mr. Jekel is a principal. The Company believes that these services were provided on terms no less favorable to the Company than could have been obtained from an unrelated firm. Mr. Jekel is a participant in the Company's ESOP. Mr. Jekel also receives $1,000 per month for services rendered to the Company and for serving on the Board of Directors. Such services are terminable at will by the Company.

         The Company paid approximately $55,000 for the year ended June 30, 1997 to Louis A. Witzeman under leases for five fire and ambulance stations. These leases can be cancelled by the Company at any time. The Company believes that these transactions are on terms no less favorable to the Company than could have been obtained from unrelated third parties. Mr. Witzeman received $79,000 for the fiscal year ended June 30, 1997 for fire protection and EMS advisory and consulting services and for serving on the Board of Directors.

         All future transactions between the Company and its officers, directors and principal stockholders will be on terms no less favorable to the Company than could be obtained from unaffiliated persons and will require the approval of the Company's independent directors.

        REPORT OF THE HUMAN RESOURCE/COMPENSATION/ORGANIZATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

GENERAL

         The Human Resource/Compensation/Organization Committee of the Board of Directors (the "Committee") administers the compensation programs for the Company's executive officers. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of management's programs.

         The Committee presents the following report on the compensation for the Company's executive officers for fiscal 1997.

OVERVIEW AND PHILOSOPHY

         The Company's executive compensation programs are based on the belief that the interests of executive officers should be directly aligned with those of the stockholders. The programs are strongly oriented toward a pay-for-performance philosophy that includes a significant percentage of variable compensation, and results in executives accumulating significant equity positions in the Company's Common Stock. The Committee has established the following principles to guide development of the Company's compensation programs and to provide a framework for compensation decisions:

         - provide a total compensation package that will attract the best talent to the Company, motivate individuals to perform at their highest levels, reward outstanding performance, and retain executives whose skills are critical for building long-term stockholder value;

         - establish annual incentives for senior management that are directly tied to the overall financial performance of the Company; and

         - implement longer-term incentives that focus executive officers on managing from the perspective of an owner with an equity stake in the business, principally by the granting of Company stock and stock options.

COMPENSATION PROGRAMS AND PRACTICES

         The Committee determines salary ranges and incentive award opportunities for all corporate officers. The Company's management compensation program consists of cash and equity based components.

         Cash Component: Cash compensation is designed to fluctuate with Company performance. In the years that the Company exhibits superior performance cash compensation is designed to generally be above average levels; when financial performance is below goal, cash compensation is designed to be below average competitive levels. This is achieved through the Management Incentive Plan (MIP), which is paid out semi-annually only if predetermined quantitative and qualitative goals are attained.

                  Base Pay: Base pay guidelines are established for Company officers and managers based on their relative job content as measured by the Hay Management Job Classification System. Individual base pay within the guidelines is based on sustained individual performance toward achieving the

                  Company's goals. Annual modifications to base pay levels are proposed by the President and approved by the Committee each August. Base pay modifications for executive officers averaged approximately 8% in fiscal 1997.

                  Management Incentive Plan: The MIP is an annual cash incentive plan. At the beginning of each fiscal year, detailed performance contracts are created between the Company and the executive that document the executive's accountabilities, and define levels of performance on those accountabilities. A portion of the performance contract is weighted to the overall financial performance of the Company, and a portion is weighted to the executive's particular area of responsibility. MIP opportunity for executive officers can be as high as 80% of the base pay midpoint of the executive officer's pay range.

         Equity-based Component: The Company has a long history of encouraging employees to become stockholders. In 1978, the Company formed an Employee Stock Ownership Plan (ESOP) for the benefit of all qualified employees. Over 90% of the Company's full and part-time employees are beneficiaries of the ESOP trust. In 1989, the Company implemented its first stock option plan through which the Company could grant qualified and non-qualified stock options to management employees. The Company believes that equity-based compensation in the form of the ESOP and stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on the future appreciation of the Company's stock. The Senior Committee of the Board grants stock options using criteria consistent with the level of an executive's anticipated impact on the Company's goals and objectives. A description of the Company's stock option plans is set forth under "EXECUTIVE COMPENSATION -- 1989 STOCK OPTION PLAN" and "PROPOSAL TO AMEND THE COMPANY'S 1992 STOCK OPTION PLAN." See "EXECUTIVE COMPENSATION -- OPTION GRANTS" for options granted to executive officers during fiscal 1997.

COMPENSATION OF CHIEF EXECUTIVE OFFICER AND PRESIDENT

         The Committee uses the same factors and criteria described above in making compensation decisions regarding the Chief Executive Officer and the President. Mr. Rustand and Mr. Bolin are compensated pursuant to the agreements described under the section entitled "EXECUTIVE COMPENSATION - EMPLOYMENT AGREEMENTS AND STOCK GRANT AGREEMENTS." During the fiscal year ended June 30, 1997, Mr. Rustand's base pay was $286,000. The cash portion of his MIP incentive was approximately 16% of his cash compensation during the year. The Committee believes that the MIP bonus was reasonable based on the Company's overall performance in fiscal 1997. During the fiscal year ended June 30, 1997, Mr. Bolin's base pay was $219,648. See the table under "EXECUTIVE COMPENSATION -- OPTION GRANTS" for information regarding options granted to Mr. Rustand and Mr. Bolin in fiscal 1997.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         Section 162(m) of the Internal Revenue Code, enacted in 1993 and effective in 1994, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

         The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with Section 162(m).

                                           Members of the Human Resource/
                                           Compensation/Organization Committee


                                           Warren S. Rustand
                                           Cor J. Clement
                                           William C. Turner


                            COMPANY PERFORMANCE GRAPH

         The following line graph compares cumulative total stockholder return, assuming reinvestment of dividends, for: (i) the Common Stock; (ii) NASDAQ Combined Composite Index; and (iii) the Russell 2000 Index. Because the Company did not pay dividends on its Common Stock during the measurement period, the calculation of the cumulative total stockholder return on the Common Stock did not include dividends. The Russell 2000 Index is included because it is comprised of publicly traded issuers with total market capitalization of between $105,000,000 and $746,000,000, which is similar to the Company's total market capitalization. Because of the small number of publicly traded companies in the Company's peer group, the Company does not believe it can reasonably identify a group of peer issuers. The graph assumes $100 was invested on July 16, 1993 (the date on which the Company consummated its initial public offering and was registered under Section 12 of the Exchange Act).


                                   7/16/93     6/30/94     6/30/95     6/30/96     6/30/97

Rural/Metro Corporation            $100.00     $132.00     $178.00     $274.00     $232.00
NASD Combined Composite Index      $100.00     $100.00     $132.00     $168.00     $205.00
Russell 2000 Index                 $100.00     $102.00     $120.00     $147.00     $168.00


   PROPOSAL TO AMEND AND RESTATE THE COMPANY'S SECOND RESTATED CERTIFICATE OF
            INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                  OF COMMON STOCK AND TO ELIMINATE AUTHORITY TO
                 ISSUE SHARES OF CLASS A, B OR C PREFERRED STOCK

         The Board of Directors has approved a proposal to amend the Company's Second Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 23,000,000 to 70,000,000 and to increase the number of authorized shares of Preferred Stock from 2,000,000 to 5,000,000. The Board of Directors recommends a vote "for" the proposed amendment of the Company's Restated Certificate of Incorporation. The full text of the Third Restated Certificate of Incorporation as proposed to be amended is included as Appendix A to this Proxy Statement as amended and restated in its entirety. If approved by the stockholders, the proposed amendment will become effective upon the filing of an amendment to the Company's Second Restated Certificate of Incorporation with the Secretary of State of Delaware, which will occur as soon as reasonably practicable.

         The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for possible future financing, stock dividends or distributions, acquisitions, stock option plans or other proper corporate purposes which may be identified in the future by the Board of Directors, without the possible expense and delay of a special stockholders' meeting. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in the Company, on such stockholders' percentage voting power.

         The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Preferred Stock to provide additional flexibility in connection with possible financings, acquisitions, other corporate purposes, and in certain circumstances, be used as a means of discouraging, delaying, or preventing a change in control of the Company. The Company's current Certificate of Incorporation permits the Company, from time to time, to issue Preferred Stock in one or more series. The Board of Directors, without further approval of the Stockholders, has the authority to fix the rights and terms relating to dividends, conversion, voting, redemption, liquidation preferences, sinking funds and any other rights, preferences, privileges, and restrictions applicable to each such series of Preferred stock. A purpose of authorizing the Board of Directors to determine such rights and preferences is to eliminate delays associated with a Stockholder vote on specific issuances. There currently are no outstanding shares of Preferred Stock or any commitments or options or other rights currently outstanding for the issuance of Preferred Stock. The Company has no present plan to issue shares of its Preferred Stock.

         The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by the Company's stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights.

         The Company has no arrangements, agreements, understandings, or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized. The Board of Directors does not intend to issue any Common Stock except on terms which the Board of Directors deems to be in the best interests of the Company and its then existing stockholders. Any future issuance of Common Stock will be subject to the rights of holders of outstanding shares of any Preferred Stock which the Company may issue in the future.


          PROPOSAL TO AMEND THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

         The Board of Directors has approved a proposal to amend the Company's Employee Stock Purchase Plan (the "ESPP"), subject to approval by the Company's Stockholders. The amendment to the ESPP will increase the number of shares of Common Stock which may be issued pursuant to the ESPP from 150,000 to 450,000 Shares. The Board of Directors recommends a vote "For" the proposed amendment to the ESPP.

         The ESPP is intended to promote superior levels of performance from, and to encourage stock ownership by, eligible employees of the Company by increasing their interest in the success of the Company. The ESPP is designed to meet this goal by offering financial incentives for employees to purchase Common Stock of the Company, thereby increasing the interest of employees in pursuing the long-term growth, profitability and financial success of the Company. The Company believes the proposed amendment to increase the number of shares of Common Stock which may be issued pursuant to the ESPP will further achieve this goal.

EMPLOYEE STOCK PURCHASE PLAN

         The Company has adopted an Employee Stock Purchase Plan (the "ESPP"), which allows eligible employees of the Company to purchase shares of Common Stock at semi-annual intervals through periodic payroll deductions under the ESPP. The Board has reserved 150,000 shares of Common Stock for this purpose. If the proposed amendment to the ESPP is approved by the stockholders, the number of shares reserved for this purpose will be increased to 450,000. The purchase price per share, in general, will be 85 percent of the closing stock price of the Company's Common Stock on the participant's entry date into the offering period and after January 1, 1998 will be the lower of (i) 85 percent of the closing price of the Common Stock on the offering commencement date or (ii) 85 percent of the closing price of the Common Stock on the offering termination date. The purchase price is to be paid through periodic payroll deductions not to exceed 10 percent of the participant's earnings due each semi-annual period of participation within the offering period. However, no participant may purchase more than $25,000 worth of Common Stock annually.

         The purchase right of a participant will terminate automatically in the event the participant ceases to be an employee of the Company, and any payroll deductions collected from such individual during the semi-annual period in which such termination occurs will be refunded. However, in the event of the participant's disability or death, such payroll deduction may be applied to the purchase of the Common Stock on the next semi-annual purchase date.

         The ESPP provides for annual offerings through the end of July 2003.

             PROPOSAL TO AMEND THE COMPANY'S 1992 STOCK OPTION PLAN

         The Board of Directors has approved a proposal to amend the Company's 1992 Stock Option Plan, subject to approval by the Company's stockholders. The amendment to the 1992 Plan will increase the number of shares of Common Stock which may be issued pursuant to the 1992 Plan from 3,390,750 to 6,000,000 shares. The Board of Directors recommends a vote "For" the proposed amendment to the 1992 Plan.

         The 1992 Plan is intended to promote the interests of the Company by providing key employees, non-employee members of the Board of Directors, consultants and other independent contractors who provide valuable services to the Company with the opportunity to acquire, or otherwise increase, their proprietary interest in the Company as an incentive to remain in service to the Company. Presently, the number of shares of Common Stock with respect to which options may be issued under the 1992 Plan is 3,390,750. Through June 30, 1997, the Company has granted options covering 2,407,305 shares of Common Stock previously reserved for issuance under the 1992 Plan.


1992 STOCK OPTION PLAN

GENERAL

         The 1992 Plan, as amended, is divided into two programs: the Discretionary Grant Program and the Automatic Option Program. The Discretionary Grant Program provides for the granting of options to acquire Common Stock of the Company ("Options"), the direct granting of the Common Stock of the Company ("Stock Awards"), the granting of stock appreciation rights ("SARs"), or the granting of other cash awards ("Cash Awards") (Stock Awards, SARs and Cash Awards are collectively referred to herein as "Awards"). Options and Awards under the 1992 Plan may be issued to executives, key employees, and others providing valuable services to the Company and its subsidiaries. The Options issued may be incentive stock options or nonqualified stock options. The Company believes that the Discretionary Grant Program represents an important factor in attracting and retaining executives and other key employees and constitutes a significant part of the compensation program for employees. The Automatic Option Program provides for the automatic grant of Options to acquire the Company's Common Stock ("Automatic Options"). Automatic Options are granted to members of the Company's Board of Directors who are not employed by the Company ("Eligible Directors"). The Company believes that the Automatic Option Program promotes the interests of the Company by providing such directors the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and an increased personal interest in its continued success and progress.

         If any change is made in the stock subject to the 1992 Plan, or subject to any Option or SAR granted under the 1992 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1992 Plan provides that appropriate adjustments will be made as to the maximum number of shares subject to the 1992 Plan and the number of shares and exercise price per share of stock subject to outstanding Options. An optionholder will not have any of the rights of a stockholder with respect to optioned shares until such holder exercises the Option.

ELIGIBILITY AND ADMINISTRATION

         Options and Awards may be granted only to persons ("Eligible Persons") who at the time of grant are either (i) key personnel (including officers and directors) of the Company or subsidiaries of the Company, or (ii) consultants and independent contractors who provide valuable services to the Company or to subsidiaries of the Company. Options that are incentive stock options may be granted only to key personnel of the Company (and its subsidiaries) who are also employees of the Company (or its subsidiaries).

         The Eligible Persons under the Discretionary Grant Program are divided into two groups, and there will be a separate administrator (each, a "Plan Administrator") for each group. One group consists of Eligible Persons who are executive officers and directors of the Company and all persons who own 10% or more of the Company's issued and outstanding stock. The power to administer the Discretionary Grant Program with respect to those persons may be vested either with the Board of Directors or with a committee comprised of two or more "Non-Employee Directors" (as such term is defined under Rule 16(b)(3)(i) promulgated under the 1934 Act) who are appointed by the Board (the "Senior Committee"). The Senior Committee, in its sole discretion, may require approval of the Board of Directors for specific grants of Options or Awards under the Discretionary Grant Program. If the proposed amended and restated 1992 Plan is approved by the stockholders, members of the Senior Committee may participate in the Discretionary Grant Program as permitted by the Rules. The second group consists of Eligible Persons who are not executive officers or directors of the Company and those who do not own 10% or more of the Company's issued and outstanding stock. The power to administrate the Discretionary Grant Program with respect to the second group of Eligible Persons may be vested exclusively with the Board of Directors of the Company or with a committee of two or more directors. Each Plan Administrator will determine (a) which of the Eligible Persons in its group will be granted Options and Awards, (b) the amount and timing of such grant, and (c) such other terms and conditions as may be imposed by the Plan Administrator consistent with the 1992 Plan.

         To the extent that granted Options are incentive stock options, the terms and conditions of those Options must be consistent with the qualification requirements set forth in the Internal Revenue Code of 1986, as amended (the "Code"). The maximum number of shares of stock with respect to which Options or SARs may be granted to any employee during the term of the 1992 Plan may not exceed 25% of the shares of stock covered by the 1992 Plan.

EXERCISE OF OPTIONS

         The expiration date, maximum number of shares purchasable and the other provisions of the Options, including vesting provisions, are established at the time of grant. Options may be granted for terms of up to 10 years. Options vest and thereby become exercisable in whole or in one or more installments at such time as may be determined by the Plan Administrator upon the grant of the Options. However, a Plan Administrator has the discretion to provide for the automatic acceleration of the vesting of any Options or Awards granted under the Discretionary Grant Program in the event of a "Change in Control" (as defined in the 1992 Plan).

         The exercise prices of Options are determined by the Plan Administrator, but if the option is intended to be an incentive stock option may not be less than 100% (110% if the option is granted to a stockholder who at the time the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries) of the fair market value of the Common Stock at the time of the grant.

         Options or awards granted pursuant to the Discretionary Grant Program may be assigned, encumbered or otherwise transferred by the optionholder or grantee if specifically allowed by the Plan Administrator upon the grant of such Option or Award. If any optionholder ceases to be employed by the Company for a reason other than death, such optionholder may, within three months after the termination of such employment, exercise some or all of the vested incentive stock options held by such employee. However, termination for cause terminates all Options held by such employee.

         Under the 1992 Plan, Options which are not incentive stock options and which are outstanding at the time an optionholder's service to the Company terminates will remain exercisable for such period of time thereafter as determined by the Plan Administrator at the time of grant of such Options. However, if the optionholder is discharged for cause, all Options held by such optionholder will terminate.

AWARDS

         The Plan Administrators also may grant Awards to Eligible Persons under the 1992 Plan. Awards may be granted in the form of SARs, Stock Awards or Cash Awards. Through June 30, 1997, Stock Awards in the amount of 31,980 shares have been granted under the 1992 Plan.

         Awards granted in the form of SARs entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the award agreement to the market value of the Common Stock on the date first exercised or surrendered. The Plan Administrators may determine, consistent with the 1992 Plan, such terms, conditions, restrictions and limitations, if any, on any SARs.

         Awards granted in the form of Stock Awards entitle the recipient to receive Common Stock directly. Awards granted in the form of cash entitle the recipient to receive direct payments of cash depending on the market value or the appreciation of the Common Stock or other securities of the Company. The Plan Administrators may determine such other terms, conditions and limitations, if any, on any Awards.

         The 1992 Plan provides that it is not intended to be the exclusive means by which the Company may issue options or warrants to acquire its Common Stock, stock awards or any other type of award. To the extent permitted by applicable law, the Company may issue any other options, warrants, or awards other than pursuant to the 1992 Plan without stockholder approval.

TERMS AND CONDITIONS OF AUTOMATIC OPTIONS

         The 1992 Plan provides that (i) each year at the meeting of the Board of Directors held immediately after the annual meeting of stockholders, each Eligible Director will be granted an Automatic Option to acquire 2,500 shares of Common Stock (except that the Chairman of the Board will receive an Automatic Option to acquire 5,000 shares if the chairman is an Eligible Director), and
(ii) each year each Eligible Director will receive an Automatic Option (the "Formula Option") to acquire a number of shares equal to 1,000 shares for each $0.05 EPS Increase, subject to a maximum of 5,000 shares of stock per Eligible Director. For purposes of the foregoing, "EPS Increase" means the amount by which earnings per share for the most recent fiscal year exceeds the earnings per share for the previous fiscal year. Automatic Options (other than the Formula Options) will vest one day prior to the next annual meeting of stockholders after the applicable grant date unless the next annual meeting of stockholders occurs less than six months after the applicable grant date, in which case the Automatic Option will vest on the first anniversary of the applicable grant date. Each Formula Option will vest on the first anniversary of the applicable grant date.

         The 1992 Plan will grant new Eligible Directors Automatic Options to acquire 10,000 shares of Common Stock on the date of their first appointment or election to the Board. Such Automatic Options granted to new Eligible Directors vest one day prior to the next annual meeting of stockholders that occurs after the applicable grant date unless the next annual meeting of stockholders occurs less than six months after the applicable grant date, in which case the Automatic Options become exercisable and vest on the first anniversary of the applicable grant date. An Eligible Director is not eligible to receive the 2,500 share Automatic Option or the Formula Option if that grant date is within 30 days of such Eligible Director receiving the 10,000 share Automatic Option.

         The 1992 Plan provides that, in the event of a Change in Control, all unvested Automatic Options will automatically accelerate and immediately vest so that each outstanding Automatic Option will, immediately prior to the effective date of such Change in Control, become fully exercisable.

         The exercise price per share of stock subject to each Automatic Option is equal to the 100% of the fair market value per share on the date of the grant of the Automatic Option. Each Automatic Option expires on the tenth anniversary of the date. Eligible Directors also may be eligible to receive Options or Awards under the Discretionary Option Program or option grants or direct stock issuances under any other plans of the Company. Cessation of service on the Board terminates any Automatic Options for shares that were not vested at the time of such cessation. Automatic Options are nontransferable other than by will or the laws of descent and distribution on the death of the optionholder and, during the lifetime of the optionholder, are exercisable only by such optionholder.

DURATION AND MODIFICATION

         The 1992 Plan will remain in force until November 5, 2002. The Board of Directors of the Company at any time may amend the 1992 Plan except that, without the approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company, the Board of Directors may not (i) increase, except in the case of certain organic changes to the Company, the maximum number of shares of Common Stock subject to the 1992 Plan, (ii) reduce the exercise price at which Options may be granted or the exercise price for which any outstanding Option may be exercised, (iii) extend the term of the 1992 Plan, (iv) change the class of persons eligible to receive Options or Awards under the 1992 Plan, or (v) materially increase the benefits accruing to participants under the 1992 Plan. In addition, the Board may not, without the consent of the optionholder, take any action that disqualifies any Option previously granted under the 1992 Plan for treatment as an incentive stock option or which adversely affects or impairs the rights of the optionholder of any outstanding Option. Notwithstanding the foregoing, the Board of Directors may amend the 1992 Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 under the 1934 Act without the consent of the stockholders of the Company.

REASONS FOR AND EFFECT OF THE PROPOSED AMENDMENT AND RESTATEMENT

         The Board of Directors believes that the approval of the proposed amendment to the 1992 Plan is necessary to achieve the purposes of the 1992 Plan and to promote the welfare of the Company and its stockholders generally. The Board of Directors believes that the proposed amendment to the 1992 Plan will aid the Company in attracting and retaining directors, officers and key employees and motivating such persons to exert their best efforts on behalf of the Company. In addition, the Company expects that the proposed amendments will further strengthen the identity of interest of the directors, officers and key employees with that of the stockholders.

FEDERAL INCOME TAX CONSEQUENCES FOR STOCK OPTIONS

         Certain options granted under the 1992 Plan will be intended to qualify as incentive stock options under Code Section 422. Accordingly, there will be no taxable income to an employee when an incentive stock option is granted to him or her when that option is exercised. The amount by which the fair market value of the shares at the time of exercise exceeds the option price generally will be treated as an item of preference in computing the alternate minimum taxable income of the optionholder. If an optionholder exercises an incentive stock option and does not dispose of the shares within either two years after the date of the grant of the option or one year after the date the shares were transferred to the optionholder, any gain realized upon disposition will be taxable to the optionholder as a capital gain. If the optionholder does not satisfy the applicable holding periods, however, the difference between the option price and the fair market value of the shares on the date of exercise of the option will be taxed as ordinary income, and the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year or two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee's ordinary income is limited to the amount realized less the option exercise price paid. The Company will be entitled to a tax deduction only to the extent the optionholder has ordinary income upon the sale or other disposition of the shares received when the option was exercised.

         Certain other options issued under the 1992 Plan, including options issued automatically to the non-employee members of the Board of Directors, will be nonqualified options. The income tax consequences of nonqualified options will be governed by Code Section 83. Under Code Section 83, the excess of the fair market value of the shares of the Common Stock acquired pursuant to the exercise of any option over the amount paid for such stock (hereinafter referred to as "Excess Value") must be included in the gross income of the optionholder in the first taxable year in which the Common Stock acquired by the optionholder is not subject to a substantial risk of forfeiture. In calculating Excess Value, fair market value will be determined on the date that the substantial risk of forfeiture expires, unless a Section 83(b) election is made to include the Excess Value in income immediately after the acquisition, in which case fair market value will be determined on the date of the acquisition. Generally, the Company will be entitled to a federal income tax deduction in the same taxable year that the optionholder recognizes income. The Company will be required to withhold income tax with respect to income reportable pursuant to Code Section 83 by an optionholder. The basis of the shares acquired by an optionholder will be equal to the option price of those shares plus any income recognized pursuant to Code Section 83. Subsequent sales of the acquired shares will produce capital gain or loss. Such capital gain or loss will be long term if the stock has been held for one year from the date of the substantial risk of forfeiture lapsed, or, if a Section 83(b) election is made, one year from the date the shares were acquired.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1998 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders of the Company for the fiscal year ending June 30, 1998, to be included in the proxy statement and form of proxy relating to such meeting, must be received by the Company no later than June, 1998.
Under the Company's bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as a director or to introduce an item of business at an annual meeting of stockholders. To be timely under these procedures, notice of such nomination or business must be received by the Company no later than: (i) 60 days prior to the annual meeting if such meeting is to be held on a day that is between October 20, 1998 and November 20, 1998;
(ii) 90 days in advance of the annual meeting if the meeting is to be held on or after November 20, 1998; or (iii) if the annual meeting is to be held on another date, on or before the close of business on the 15th day following the date of public disclosure of the date of such meeting.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                                       Dated: October ____, 1997

                                   APPENDIX A


                   THIRD RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             RURAL/METRO CORPORATION


            1. The name of the corporation (which is hereinafter referred to as the "Corporation") is RURAL/METRO CORPORATION.

            2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 26, 1993, under the name RURAL/METRO CORPORATION, a Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 21, 1993 and a Second Restated Certificate of Incorporation was filed on January 15, 1995.

            3. This Third Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the stockholders of the Corporation at a meeting duly called, and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103 and 245 of the General Corporation Law of the State of Delaware and, restates and integrates the provisions of the Restated Certificate of Incorporation of the Corporation and, upon filing with the Secretary of State in accordance with Section 103, shall thenceforth supersede the Second Restated Certificate of Incorporation and all amendments thereto, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

            4. The text of the Second Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:


                                    ARTICLE I

                                      NAME

            The name of the Corporation is: Rural/Metro Corporation


                                   ARTICLE II

                                REGISTERED OFFICE

            The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the name of the Corporation's registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III

                                    BUSINESS

            The purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "GCL").


                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

            The total number of shares of stock that the Corporation shall have the authority to issue is Seventy-five million (75,000,000), consisting of Seventy million (70,000,000) shares of Common Stock, par value $.01 per share ("Common Stock") and Five million (5,000,000) shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

            The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board") is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the GCL (hereinafter referred to as "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

            A. the designation of the series, which may be by distinguishing number, letter or title;

            B. the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

            C. whether dividends, if any, shall be cumulative or noncumulative and the rights with respect to dividends of the series;

            D. dates at which dividends, if any, shall be payable;

            E. the redemption rights and price or prices, if any, for shares of the series;

            F. the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

            G. the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

            H. whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

            I. restrictions on the issuance of shares of the same series or of any other class or series; and

            J. the voting rights, if any, of the holders of shares of the series.

            The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one (1) vote for each such share upon all questions presented generally to the stockholders.

            The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.


                                    ARTICLE V

                              ELECTION OF DIRECTORS

            A. The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board. Subject to any rights to elect directors set forth in any Preferred Stock Designation, the total number of directors constituting the entire Board shall be not less than one (1) nor more than fifteen (15), with the then-designated number of directors being fixed from time to time by or pursuant to a resolution passed by the Board. Members of the Board shall hold office until their successors are elected and qualified or until their earlier death, resignation, disqualification or removal.

            B. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

            C. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Third Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

            D. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Third Restated Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues (1) the then otherwise total designated number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (2) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total designated number of directors of the Corporation shall be reduced accordingly.

            E. Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV of this Third Restated Certificate of Incorporation, any director may be removed from office with or without cause only by: (1) the affirmative vote of sixty six and two-thirds percent (66 2/3%) or more of the combined voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class; or (2) the affirmative vote of sixty six and two-thirds percent (66 2/3%) or more of the then serving directors of the Corporation.


                                   ARTICLE VI

                            MEETINGS OF STOCKHOLDERS

            A. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Third Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, or the Board pursuant to a resolution adopted by the Board. Special meetings of stockholders may not be called by any other person or persons or in any other manner.

            B. In addition to the powers conferred on the Board by this Third Restated Certificate of Incorporation and by the GCL, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Corporation, to adopt, amend or repeal the Bylaws of the Corporation, in such form and with such terms as the Board may determine, including, without limiting the generality of the foregoing, Bylaws relating to: (1) regulation of the procedure for submission by stockholders of nominations of persons to be elected to the Board; (2) regulation of the attendance at annual or special meetings of the stockholders of persons other than holders of record or their proxies; and (3) regulation of the business that may properly be brought by a stockholder of the Corporation before an annual or special meeting of stockholders of the Corporation.


                                   ARTICLE VII

                               STOCKHOLDER CONSENT

            No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

                                  ARTICLE VIII

                             LIMITATION OF LIABILITY

            A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL.

            Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.


                                   ARTICLE IX

                        BUSINESS COMBINATIONS; FAIR PRICE

            A. In addition to any affirmative vote required by law or this Third Restated Certificate of Incorporation, and except as otherwise expressly provided in paragraph B of this Article IX:

                  1. any merger or consolidation of the Corporation or any
            Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined), or (b) any other corporation, partnership or other entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder other than a merger enacted in accordance with Section 253 of the GCL or any successor thereof; or

                  2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, including all Affiliates of the Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of ten million dollars ($10,000,000) or more; or

                  3. the issuance or transfer by the Corporation or any
            Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder, including all Affiliates of the Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of ten million dollars ($10,000,000) or more (other than on a pro rata basis to all holders of Voting Stock of the same class held by the Interested Stockholder pursuant to a stock split, stock dividend or distribution of warrants or rights and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation of any of its subsidiaries which securities have been distributed pro rata to all holders of Voting Stock); or

                  4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliates of an Interested Stockholder; or

                  5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not an Interested Stockholder is a party thereto) which has the effect, directly or indirectly, of increasing the proportionate share by more than one percent (1%) of the issued and outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or one or more Affiliates of the Interested Stockholder;

shall require the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of the then issued and outstanding Voting Stock, as hereinafter defined, voting together as a single class, including the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of the then issued and outstanding Voting Stock not Beneficially Owned directly or indirectly by an Interested Stockholder or any Affiliate of any Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted, by law or in any agreement with any national securities exchange or otherwise.

            B. The provisions of Section A of this Article IX shall not be applicable to any particular Business Combination (as hereinafter defined), and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Third Restated Certificate of Incorporation, if the conditions specified in either of the following paragraph 1 or 2 are met:

                  1. the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); or

                  2. all of the following price and procedural conditions shall have been met:

                        (a) the aggregate amount of the cash and the Fair Market
            Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by the holders of Common Stock in such Business Combination, shall be at least equal to the highest of the following:

                              (i) (if applicable) the highest per share price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (A) within the two (2) year period immediately prior to the first public announcement of the proposal of such Business Combination (the "Announcement Date"), or (B) in the transaction in which it became an Interested Stockholder, whichever is higher;

                              (ii) the Fair Market Value per share of Common
                  Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; and

                              (iii) (if applicable) the price per share equal to
                  the Fair Market Value per share of Common Stock determined pursuant to paragraph 2(a)(ii) above, multiplied by the ratio of (A) the highest per share (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two (2) year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of Common Stock on the first day in such two (2) year period upon which the Interested Stockholder acquired any shares of Common Stock; and

                        (b) the aggregate amount of the cash and the Fair Market
            Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class, other than Common Stock or Excluded Preferred Stock, of issued and outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph 2(b) shall be required to be met with respect to every such class of issued and outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                              (i) (if applicable) the highest per share price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it
                  (A) within the two (2) year period immediately prior to the Announcement Date, or (B) in the transaction in which it became an Interested Stockholder, whichever is higher;

                              (ii) (if applicable) the highest preferential
                  amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                              (iii) the Fair Market Value per share of such
                  class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                              (iv) (if applicable) the price per share equal to
                  the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph 2(b)(iii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                  fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two (2) year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of such class of Voting Stock on the first day in such two (2) year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock; and

                        (c) the consideration to be received by holders of a
            particular class of issued and outstanding Voting Stock (including Common Stock and other than Excluded Preferred Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock (if the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it); and

                        (d) after such Interested Stockholder has become an
            Interested Stockholder and prior to the consummation of such Business Combination: (i) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any issued and outstanding preferred stock, except as approved by a majority of the Continuing Directors; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends as necessary fully to reflect any recapitalization (including any reverse stock split), reorganization or any similar reorganization which has the effect of reducing the number of issued and outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the Beneficial Owner of any additional Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; and

                        (e) after such Interested Stockholder has become an
            Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                        (f) a proxy or information statement describing the
            proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be marked pursuant to such Act or subsequent provisions).

            C. For purposes of this Article IX the following terms shall have the following meanings:

                  1. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 19, 1993.

                  2. "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as in effect on May 19, 1993. In addition, a Person shall be the "Beneficial Owner" of any Voting Stock which such Person or any of its Affiliates or Associates has: (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of the stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate of Associate is otherwise deemed the Beneficial Owner).

            3. "Business Combination" shall mean any transaction described in any one or more of clauses (1) through (5) of Section A of this Article IX.

                  4. "Continuing Director" shall mean any member of the Board who is unaffiliated with and is not the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

                  5. "Excluded Preferred Stock" means any series of Preferred Stock with respect to which a majority of the Continuing Directors have approved a Preferred Stock Designation creating such series that expressly provides that the provisions of this Article IX shall not apply.

                  6. "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty
(30) day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use in its stead, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section D of this Article IX; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section D of this Article IX.

                  7. "Interested Stockholder" shall mean any Person to or which:

                        (a) itself, or along with its Affiliates, is the
            Beneficial Owner, directly or indirectly, of more than fifteen percent (15%) of the then issued and outstanding Voting Stock; or

                        (b) is an Affiliate of the Corporation and at any time
            within the two (2) year period immediately prior to the date in question was itself, or along with its Affiliates, the Beneficial Owner, directly or indirectly, of fifteen percent (15%) or more of the then issued and outstanding Voting Stock; or

                        (c) is an assignee of or has otherwise succeeded to any
            Voting Stock which was at any time within the two (2) year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

            For the purpose of determining whether a Person is an Interested Stockholder pursuant to paragraph 7 of this Section C, the number of shares of Voting Stock deemed to be issued and outstanding shall include shares deemed owned through application of paragraph 2 of this Section C but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

            Notwithstanding anything to the contrary contained in this Third Restated Certificate of Incorporation, for purposes of this Third Restated Certificate of Incorporation, the term "Interested Stockholder" shall not, for any purpose, include, and the provisions of Article IX(A) hereof shall not apply to: (a) the Corporation or any Subsidiary; or (b) any employee stock ownership plan of the Corporation or any Subsidiary.

                  8. In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraphs 2(a) and (b) and paragraph B of this Article IX shall include the shares of Common Stock and/or the shares of any other class of issued and outstanding Voting Stock retained by the holders of such shares.

                  9. "Person" shall mean any individual, firm, corporation, partnership or other entity.

                  10. "Subsidiary" shall mean any corporation or other entity of which the Corporation owns, directly or indirectly, securities that enable the Corporation to elect a majority of the board of directors or other persons performing similar functions of such corporation or entity or that otherwise give to the Corporation the power to control such corporation or entity.

                  11. "Voting Stock" means all issued and outstanding shares of capital stock of the Corporation that pursuant to or in accordance with this Third Restated Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, and each reference herein, where appropriate, to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the voting power of such shares entitled to vote. The issued and outstanding shares of Voting Stock shall not include any shares of Voting Stock that may be issuable pursuant to any agreement, or upon the exercise or conversion of any rights, warrants or options or otherwise.

            D. The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article IX, including, without limitation: (i) whether a Person is an Interested Stockholder; (ii) the number of shares of Voting Stock beneficially owned by any Person; (iii) whether a Person is an Affiliate or Associate of another; (iv) whether the applicable conditions set forth in paragraph 2 of paragraph B of this Article IX have been met with respect to any Business Combination; (v) the Fair Market Value of stock or other property in accordance with paragraph 6 of paragraph C of this Article IX; and
(vi) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of ten million dollars ($10,000,000) or more.

            E. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article IX shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                                    ARTICLE X

                        AMENDMENT OF CORPORATE DOCUMENTS

            A. In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this Third Restated Certificate of Incorporation, any alteration, amendment, repeal or rescission (a "Change") of any provision of this Third Restated Certificate of Incorporation must be approved by at least a majority of the then serving directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the issued and outstanding shares of Voting Stock, voting together as a single class; provided, however, that if any such Change relates to Articles IV, V, VI, VII, VIII, IX, XI or XII hereof or to this
Article X, such Change must also be approved by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock, voting together as a single class.

            Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in this Third Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereinafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Third Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article X.

            B. In addition to any affirmative vote required by law, any Change of the Bylaws of the Corporation may be adopted either: (i) by the Board; or
(ii) by the stockholders by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock, voting together as a single class.


                                   ARTICLE XI

                  BOARD CONSIDERATIONS UPON SIGNIFICANT EVENTS

            The Board, when evaluating any (A) tender offer or invitation for tenders, or proposal to make a tender offer or request or invitation for tenders, by another party, for any equity security of the Corporation, or (B) proposal or offer by another party to (1) merge or consolidate the Corporation or any subsidiary with another corporation or other entity, (2) purchase or otherwise acquire all or a substantial portion of the properties or assets of the Corporation or any subsidiary, or sell or otherwise dispose of to the Corporation or any subsidiary all or a substantial portion of the properties or assets of such other party, or (3) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize the Corporation, shall take into account all factors that the Board deems relevant, including, without limitation, to the extent so deemed relevant, the potential impact on employees, customers, suppliers, partners, joint venturers and other constituents of the Corporation and the communities in which the Corporation operates.

                                  ARTICLE XII

                         STRUCTURE OF BOARD OF DIRECTORS

            A. The Board (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof ("Preferred Stock Directors")) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the 1995 meeting of stockholders; Class II directors shall initially serve until the 1996 meeting of stockholders; and Class III directors shall initially serve until the 1997 meeting of stockholders. Commencing with the annual meeting of stockholders in 1995, directors of each class, the term of which shall then expire, shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible.

            B. Any director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified or until their earlier death, resignation, disqualification or removal.

            IN WITNESS WHEREOF, this Third Restated Certificate of Incorporation has been signed this ____ day of ______________________, 1997.

                                    RURAL/METRO CORPORATION



                                    By:______________________________________
                                       President

[SEAL]
Attest:


____________________
Secretary

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            RURAL/METRO CORPORATION

                      1997 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of RURAL/METRO CORPORATION, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated October --, 1997, and hereby appoints James H. Bolin and Louis G. Jekel, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of the Company, to be held on November 20, 1997, at 10:00 a.m., local time, at the offices of the Company, 8401 East Indian School Road, Scottsdale, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.  ELECTION OF DIRECTORS:

    [ ]  FOR the three nominees listed below, except as indicated

    [ ]  WITHHOLD AUTHORITY to vote for the three nominees listed below

    If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

             Warren S. Rustand, Cor J. Clement and Henry G. Walker

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S SECOND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, FROM 23,000,000 TO 70,000,000 AND TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK, PAR VALUE $.01 PER SHARE, FROM 2,000,000 TO 5,000,000.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN (THE "ESPP") TO INCREASE THE SHARES OF THE COMPANY'S COMMON STOCK THAT MAY BE ISSUED PURSUANT TO THE ESPP FROM 150,000 TO 450,000 SHARES.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

4. PROPOSAL TO APPROVE AN AMENDMENT TO THE 1992 STOCK OPTION PLAN (THE "1992 PLAN") TO INCREASE THE SHARES OF THE COMPANY'S COMMON STOCK THAT MAY BE ISSUED PURSUANT TO THE 1992 PLAN FROM 3,390,750 TO 6,000,000 SHARES.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                          (Continued on reverse side)

                         (Continued from reverse side)
5. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1998.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

and upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE ELECTION OF DIRECTORS; FOR THE AMENDMENT TO THE SECOND RESTATED CERTIFICATE OF INCORPORATION; FOR THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN; FOR THE AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                       A majority of such attorneys or
                                       substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                                       Date: -----------------------------, 1997

                                       -----------------------------------------

                                                       Signature

                                       -----------------------------------------

                                                       Signature

                                       (This Proxy should be dated, signed by
                                       the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)